UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2010

PULTEGROUP, INC.

(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills,		Michigan 48304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (248) 647-2750

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 21, 2010, PulteGroup, Inc. (the “Company”) entered into the Fifth Amendment to Third Amended and Restated Credit Agreement (the “Amendment”). The Amendment was entered into by and among the Company, the lenders listed therein, JPMorgan Chase Bank, N.A. serving as Administrative Agent and Bank of America, N.A. serving as Syndication Agent. The amendment, among other things, decreases the borrowing capacity from $750 million to $250 million. The Company voluntarily reduced the borrowing capacity in order to achieve cost savings associated with maintaining the smaller facility, which the Company believes is adequate, in conjunction with other resources, to support its foreseeable capital requirements.

A copy of the Amendment is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10(a)	Fifth Amendment to Third Amended and Restated Credit Agreement, dated December 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

	By:	/s/ Steven M. Cook
Date December 23, 2010		Name:	Steven M. Cook
		Title:	Senior Vice President,
General Counsel and Secretary